COPY

THIS LEASE RENEWAL AND MODIFICATION AGREEMENT dated for reference June 11, 2009

BETWEEN:

The Old BC Electric Building Corp., c/o Macdonald Commercial Real Estate Services Ltd., Suite 301 – 1770 West 7th Avenue, Vancouver, B.C., V6J 4Y6

(hereinafter called the "Landlord")

AND:

PNI Digital Media Inc., of #580 & #590 – 425 Carrall Street, Vancouver, BC V6B 6E3

(hereinafter called the "Tenant")

WHEREAS:

A. By a lease (the "**Original Lease**") dated for reference December 17, 2007 between the Landlord and Photochannel Networks Inc. as tenant, the Landlord leased to Photochannel Networks Inc. for a term of seventeen (17) months from March 1, 2008 to and including July 31, 2009 premises (the "**Leased Premises**") shown outlined in heavy black outline on the copy of the site plan attached to the Original Lease as Schedule A, consisting of **2,259 square feet**, more commonly known as **Suite #450, #460 and #470** - 425 Carrall Street, Vancouver, British Columbia, being a portion of the Building situate on the lands in Vancouver, British Columbia, more particularly known and described as Parcel Identifier: 003-151-832, Lot H, District Lot 541, Plan 10331; Parcel Identifier: 003-152-090, Lot J, District Lot 541, Plan 10331;

B. By a Lease Modification Agreement dated for reference and made as of June 5, 2009, the Tenant's change of name from Photochannel Networks Inc. to **PNI Digital Media Inc**. was evidenced;

C. The Tenant has requested that the Landlord grant to the Tenant the Renewal Term under the terms of this Lease Renewal and Modification;

D. The Landlord and Tenant have agreed to modify the Original Lease on the terms herein set forth.

NOW, THEREFORE, in consideration of the grants, rents and mutual covenants hereinafter reserved and contained, the parties covenant and agree as follows:

1. In consideration of the rents, covenants, conditions and agreements hereinafter respectively reserved and contained, the Landlord hereby grants the Tenant a lease of the Leased Premises for a Renewal Term of five (5) years commencing August 1, 2009 and ending July 31, 2014 During the Renewal Term, the Tenant will pay to the Landlord in advance fixed annual minimum rent as follows:

Period	Annual	Monthly	Per Sq. Ft. Per Year
August 1, 2009 – July 31, 2014	$28,237.50	$2,353.13	$12.50

Initials	
Landlord	Tenant

2. If, during the Term of the Lease the construction/development of the new building or the parking lot area of the Building contemplated by the Landlord interferes with the Tenant's right to quiet enjoyment , the Tenant shall have the right to terminate the Lease upon giving the Landlord one hundred and eighty (180) days' prior written notice and this Lease shall thereupon expire at 5:00pm on the one hundred and eightieth day (180th) following the delivery of the Tenant's notice to terminate to the Landlord. The Tenant acknowledges and agrees that the Landlord will not be liable for direct, indirect or consequential damage or damages nor will the Tenant have any other remedies as a consequence of any of the construction/development activity contemplated by the Landlord other than to terminate the Lease as herein provided.

3. All other terms and conditions contained in the Original Lease shall apply to this Agreement during the Renewal Term except:

(i) as hereby expressly modified,
(ii) for any further option to renew, and
(iii) for any tenant inducements or allowances, rent abatements, landlord work or like concessions or rights which applied to the initial term of the Lease.

4. This Agreement will enure to the benefit and be binding upon the Landlord and Tenant and their respective heirs, successors and permitted assigns.

IN WITNESS WHEREOF the Landlord, the Tenant and the Indemnifier have executed this Agreement as of the day and year first above-written.

LANDLORD:

SIGNED, SEALED AND DELIVERED BY:
The Old BC Electric Building Corp.
in the presence of the witness:

CLAUDINE GAGGIOTTI
Name of Witness (Please Print)

VANCOUVER, BC
Address of Witness

LEASE ADMINISTRATOR
Occupation of Witness

C. Gaggiotti
Signature of Witness

Macdonald Commercial Real Estate Services Ltd. as Managing Agent For:

The Old BC Electric Building Corp.

Per: [signature]
Name: NICK MAKINI

Initials	
Landlord	Tenant
	[initials]

TENANT:	
SIGNED, SEALED AND DELIVERED BY: **PNI Digital Media Inc.** in the presence of the witness:	**PNI Digital Media Inc.**
P. Spice PATRICIA SPICE	Per: [signature]
Name of Witness (Please Print)	Authorized Signatory
Vancouver, B.C.	SIMON BODYMORE
Address of Witness	Print Name
Corporate Secretary	
Occupation of Witness	
[signature]	
Signature of Witness	

Initials	
Landlord	Tenant
	SB